                                                                     Exhibit 4.3


          AGREEMENT, dated this __th day of _____, 1998 by and between SILVER STAR FOODS, INC., a New York corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                                 W I T N E S S E T H:

          WHEREAS, in connection with (i) the offering to the public of up to 1,100,000 shares of the Company's common stock, $.01 par value ("Common Stock"), and 2,200,000 redeemable warrants, entitling the holder to purchase one share of Common Stock ("Redeemable Warrants") (collectively referred to as the "Securities"), (ii) the over-allotment option to purchase up to 165,000 shares of Common Stock and/or 330,000 Redeemable Warrants (the "Over-allotment Option"), and (iii) the sale to Royal Hutton Securities Corp. its successors and assigns ("Royal Hutton") of warrants (the "Underwriter's Warrants") to purchase up to 110,000 shares of Common Stock and/or 220,000 Redeemable Warrants, such Redeemable Warrants, except as otherwise set forth herein, being identical to the Redeemable Warrants being sold to the public (the Redeemable Warrants issuable upon the exercise of the Underwriter's Warrants are referred to as the "Common Stock Warrants"), the Company will issue up to 2530,000 Redeemable Warrants and may issue up to 220,000 Common Stock Warrants (subject to increase as provided in the Underwriter's Warrant Agreement); and

          WHEREAS, the Company desires to provide for the issuance of certificates representing the Redeemable Warrants and the Common Stock Warrants (collectively, the "Warrants"); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Underwriter, the



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holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:


SECTION 1. DEFINITIONS. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS, UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE:

     (a) "Common Stock" shall mean the common stock of the Company, par value $.0001 per share.

     (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at _________________.

     (c)       "Exercise Date" shall mean, subject to the provisions of
Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder hereof with such Registered Holder's signature guaranteed, and (ii) payment in cash or by bank or cashier's check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

     (d) "Initial Warrant Exercise Date" shall mean the earlier of the date upon which the Company gives a notice of redemption of the Redeemable Warrants or, ___________, 1999 for the Redeemable Warrants and for the Common Stock Warrants.

     (e) "Initial Warrant Redemption Date" shall mean ________, 1999, unless Royal Hutton shall have consented in writing to the redemption at an earlier date, in which event Initial Warrant Redemption Date shall mean such earlier date.

     (f) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, $6.00 per share of Common Stock.

     (g) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     (h) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall


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have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     (i) "Transfer Agent" shall mean American Stock Transfer & Trust Company, or its authorized successor.

     (j) "Underwriting Agreement" shall mean the underwriting agreement dated _______, 1998 between the Company and Royal Hutton, relating to the purchase for resale to the public of the Securities.

     (k) "Underwriter's Warrant Agreement" shall mean the agreement dated as of _________, 1998 between the Company and Royal Hutton relating to and governing the terms and provisions of the Underwriter's Warrants.

     (l) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

     (m) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (Eastern time) on _____, 2003 for the Redeemable Warrants and for the Common Stock Warrants or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, than 5:00 p.m. (Eastern time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

SECTION 2.     WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

     (a) One Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8

     (b) Upon execution of this Agreement, Warrant Certificates representing 2,200,000 Redeemable Warrants to purchase up to an aggregate of 2,200,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

     (c) Upon exercise of the Over-allotment Option, in whole or in part, and payment of the applicable sums, Warrant Certificates representing up to 330,000 Redeemable Warrants to purchase up to


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

an aggregate of 330,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

     (d) Upon exercise of the Underwriter's Warrants as provided therein, and payment of the applicable exercise price, Warrant Certificates representing 220,000 Common Stock Warrants to purchase up to an aggregate of 220,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Underwriter's Warrant Agreement), shall be executed by the Company and delivered to the Warrant Agent.

     (e) From time to time, up to the Warrant Expiration Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiplies thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder,
(ii) Warrant Certificates issued upon any transfer or exchange of Warrants,
(iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, (iv) Warrant Certificates issued upon exercise of the Underwriter's Warrant Agreement (including Common Stock Warrants in excess of 110,000 Underwriter's Warrants issued as a result of the antidilution provisions contained in the Underwriter's Warrant Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to
Section 8 hereof.

SECTION 3.     FORM AND EXECUTION OF WARRANT CERTIFICATES.

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed

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Warrant Certificates).

     (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

SECTION 4.        EXERCISE.

     (a) Warrants may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed, together with payment in cash or by bank or cashier's check made payable to the order of the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, upon due exercise of Warrants, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any two or more even whole number multiples of Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered

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upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

     (b) At any time upon the exercise of Warrants after one year and one day from the date hereof, (i) the market price of the Company's Common Stock is equal to or greater than the Purchase Price, (ii) the exercise of the Warrant is solicited by Royal Hutton at such time while Royal Hutton is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, and
(v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, then Royal Hutton shall be entitled to receive from the Company upon exercise of each of the Warrants so exercised, a fee of five percent (5%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). Within five (5) days after the end of each month, commencing in July 1998, the Warrant Agent will notify Royal Hutton of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Warrant Agent will provide Royal Hutton with such information, in connection with the exercise of each Warrant, as Royal Hutton shall reasonably request. The Company hereby authorizes and instructs the Warrant Agent to deliver to Royal Hutton the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of Royal Hutton in the amount of the Exercise Fee. In the event that an Exercise Fee is paid to Royal Hutton with respect to a Warrant which was not properly completed for exercise or in respect of which Royal Hutton is not entitled to an Exercise Fee, Royal Hutton will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company. Royal Hutton and the Company may at any time after July 16, 1997, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of this
Section 4(b) may not be modified, amended or deleted without the prior consent of Royal Hutton.

     (c) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fractional interest shall be eliminated.

     (d) Anything in this Section 4 notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant.

SECTION 5.     RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     (f) The Company covenants that, so long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the registration statement (Form SB-2, Registration No. 333-18071) (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") with respect to the Warrants (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. To the extent that during any period it is not reasonably likely that the Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment or other registration statement or post-effective amendments or supplements during such period. The Company will use its reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

     (g) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

     (h) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.


SECTION 6.       EXCHANGE AND REGISTRATION OF TRANSFER.

     (i) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant's Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

     (j) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (k) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed.

     (l) A $10 service charge may be imposed for any exchange, registration or transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (m) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent.

     (n) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


SECTION 7.  LOSS OR MUTILATION.

     (o) Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable fees as the Warrant Agent shall establish.


SECTION 8.  ADJUSTMENT OF EXERCISE PRICE.

     (p) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the lower of (i) the closing bid price of the Common Stock as reported on NASDAQ on the trading date next preceding such sale (the "Market Price"), or (ii) the Share Exercise Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Share Exercise Price for the Common Stock included in this Warrant (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of

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(a) the Share Exercise Price in effect immediately before such Change of Shares and (b) the sum (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (3) the lesser of (x) the Market Price, and (y) the Share Exercise Price, in effect immediately prior to such Change of Shares; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

     (q)       For the purposes of any adjustment to be made in accordance with
Section 8(a) the following provisions shall be applicable:

          (i)

               (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

               (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

               (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

          (i)       Upon each adjustment of the Exercise Price pursuant to this
Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

     (r) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the lower of (i) the Market Price, or (ii) Share Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Common Stock included in this Underwriter's Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 8(a) hereof, provided that:

               (A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum Exercise Price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

               (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection
(E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

               (C) If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in subsection (A) of this section 8(b), or in the price per share or ratio at which the securities referred to in subsection (3) of this Section 8(b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

     (s) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Public Warrant then outstanding shall have the right thereafter to receive on exercise of such Public Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (t) Irrespective of any adjustments or changes in the Share Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Public Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to the terms hereof, continue to express the Share Exercise Price per share and the number of shares purchasable thereunder as the Share Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

     (u) After each adjustment of the Share Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (v) No adjustment of the Share Exercise Price or the number of shares issuable shall be made as a result of or in connection with (A) the issuance or sale of the Underwriter's Warrants or the Securities underlying the Underwriter's Warrants, (B) the issuance or sale of the securities pursuant to the Initial Public Offering, including the securities underlying the Securities,
(C) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, including options to be granted under the Company's 1996 Stock Option Plan or Common Stock issuable on the exercise of such options, or (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.02 for one share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.02 for one share of Common Stock. In addition,

Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Public Warrant or Public Warrants held by them.

SECTION 9.  REDEMPTION.

     (w) Commencing on the Initial Warrant Redemption Date, the Company may, on not less than 30 days prior written notice redeem all the Redeemable Warrants at $.01 per Redeemable Warrant, provided, however, that before any such call for redemption of Warrants can take place, the (A) average closing bid price for the Common Stock in the over-the-counter market as reported by the NASD Automated Quotation System or (B) the average closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, shall have for twenty (10) consecutive trading days ending not more than 10 days prior to the notice of redemption exceeded ____% of the Purchase Price (initially $8.50 per share of Common Stock) (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof). All Redeemable Warrants must be redeemed if any are redeemed.

     (x) In the event the Company exercises its right to redeem all of the Redeemable Warrants, it shall give or cause to be given notice to the Registered Holders of the Redeemable Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, within 10 calendar days of the aforementioned twenty (10) consecutive trading days and not later than the twenty-fifth (25th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. At the time of the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to Royal Hutton a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

     (y)       The notice of redemption shall specify (i) the redemption price,
(ii) the date fixed for redemption, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and
(iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (z) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.


SECTION 10.  CONCERNING THE WARRANT AGENT.

     (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and Royal Hutton, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

     (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Vice-Chairman or Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

     (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

     (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning

Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

     (h) The Warrant Agent, its Subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise, marked to indicate its cancellation thereof in accordance with Section 6(e) hereof.

SECTION 11.  MODIFICATION OF AGREEMENT.

          The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement without the approval of any holders of Warrants (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; or
(iii) which may be required by law; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change in the number of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically permitted or prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of Royal Hutton, other than (i) to cure any ambiguity or to correct any provision which is inconsistent or which is a manifest mistake or error; (ii) to make any such change that is necessary or desirable and which shall not adversely affect the interests of Royal Hutton; or (iii) except as may be required by law.


SECTION 12.  NOTICES.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or five days after mailed first-class postage prepaid, or upon receipt when sent by facsimile, with confirmation received, if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 1,000 South Avenue, Staten Island, New York 10314 Attention: Chairman, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to Royal Hutton at 1700 South Dixie Highway, Boca Raton, Florida, 33432 President, or at such other addresses as may have been furnished to the Company and the Warrant Agent in writing.


SECTION 13.  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.


SECTION 14.  BINDING EFFECT.

          This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. Royal Hutton is, and shall at all times irrevocably be deemed to be, a third-party beneficiary of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder. In the event of any conflict relating to the Underwriter's Warrant between the terms hereof and the terms of the Underwriter's Warrant Agreement, the terms of the Underwriter's Warrant Agreement shall prevail.


SECTION 15.    COUNTERPARTS.

          This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.





[SEAL]


SILVER STAR FOODS, INC., INC.           AMERICAN STOCK TRANSFER & TRUST COMPANY


By:                                     By:
   ------------------------------          ------------------------------
   Michael Trotta,                         Name:
   President                               Title:

                                                                       EXHIBIT A




NO.  W__________                                       VOID AFTER ________, 2004


                                                                        WARRANTS


REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK

                               SILVER STAR FOODS, INC.

                                                                           CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.0001 per value, of Silver Star Foods, Inc., Inc., a Delaware corporation (the "Company"), at any time from the earlier of the date the Company gives a notice of redemption of this Warrant, 1999 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

          This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 1998, by and between the Company and the Warrant Agent.

          In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each

Warrant represented hereby are subject to modification or adjustment.

          Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

          The term "Expiration Date" shall mean 5:00 P.M. (New York time) on ______, 2004. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

          The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, and unless during any period it is not reasonably likely that the Warrants will be exercised, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant, at any time commencing after July 10, 1999, provided that (i) the average closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or (ii) the average closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or (iii) the average closing sale price on NASDAQ, if the Common Stock is quoted on NASDAQ, shall have for ten (10) consecutive trading days ending no more than ten (10) days prior to the Notice of Redemption, as defined below, exceeded 162% of the exercise price (initially $8.50 per share) of the Redeemable Warrants (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the twenty-fifth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.25 per Warrant upon surrender of this Certificate.

          Under certain circumstances, Royal Hutton, their successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

          Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

          This Warrant Certificate is not valid unless countersigned by the Warrant Agent.


          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.




SEAL                               SILVER STAR FOODS, INC.

                                   By:___________________________
                                      Name:


                                   By:___________________________
                                      Name:
                                      Title:  Secretary

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


By:_________________________
   Authorized Officer

                                  SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrant

          The undersigned Registered Holder hereby irrevocably elects to exercise ___________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER


          ----------------------------------------------

          ----------------------------------------------

          ----------------------------------------------
          (please print or type name and address)


and be delivered to


          ----------------------------------------------

          ----------------------------------------------

          ----------------------------------------------
          (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                      IMPORTANT: PLEASE COMPLETE THE FOLLOWING:


     1.   The exercise of this Warrant was solicited by Royal Hutton Securities,
          Inc.                                                            / /

     2.   The exercise of this Warrant was solicited
          by __________________________________.                          / /

     3.   If the exercise of this Warrant was not
          solicited, please check the following box.                      / /


Dated:_________________199____          X_____________________________

                                        ______________________________

                                        ______________________________
                                                    Address


                                        ______________________________
                                        Social Security or Taxpayer
                                        Identification Number


                                        ______________________________
                                              Signature Guaranteed

                                        ______________________________

                                      ASSIGNMENT

To Be Executed by the Registered Holder
in Order to Assign Warrants


          FOR VALUE RECEIVED, _____________________________, hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

          ----------------------------------------------

          ----------------------------------------------

          ----------------------------------------------
          (please print or type name and address)


______________________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_____________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_________________199____          X_____________________________
                                              Signature Guaranteed

                                        ______________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE, WHO IS A MEMBER OF THE MEDALLION PROGRAM.

Dated ___________                                                       WARRANTS

                               UNDERWRITER'S WARRANT



     THIS CERTIFIES THAT Royal Hutton Securities Corp. (the "Holder") is entitled to purchase from SILVER STAR FOODS, INC. a New York corporation (the "Company"), up to 110,000 shares of the Company's common stock, $.0001 par value (the "Shares"), and/or 220,000 redeemable common stock purchase warrants (the "Public Warrants"; together with the Shares, the "Securities") to purchase one share of Common Stock at a purchase price of $6.00 per share, at a purchase price of $8.6625 per Share (the "Share Exercise Price") and $.4125 per Warrant (the "Warrant Exercise Price," collectively, with the Share Exercise Price, the "Exercise Prices"), subject to adjustment as provided in paragraph 8 hereof, at any time during the 48 month period commencing 12 months from the effective date of the Registration Statement, defined below, (the "Effective Date"). This Underwriter's Warrant (the "Underwriter's Warrant") is exercisable to purchase an aggregate of 110,000 Shares and/or 220,000 Public Warrants, issued pursuant to an Underwriting Agreement dated _______, between the Company and Royal Hutton Securities, Inc. (the "Underwriter" or "Underwriters") (as defined in the Underwriting Agreement), in connection with a public offering, through the Underwriter, of 1,100,000 shares of Common Stock and 2,200,000 Warrants as therein described (and up to an additional 165,000 shares of Common Stock and 330,000 Warrants (the "Option Securities" covered by an over-allotment option granted by the Company to the Underwriter) hereinafter referred to together with the Option Securities, as the "Public Securities") and in consideration of $10.00 received by the Company for the Underwriter's Warrant. The Shares and Public Warrants issuable pursuant to the Underwriter's Warrant shall have same terms and conditions as the shares of Common Stock and Public Warrants making up the Public Securities, as described under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2, File No. 333-______ (the "Registration Statement"), except that the Holder shall have registration rights under the Securities Act of 1933 (the "Act"), for the Underwriter's Warrant, the Shares, Warrants, and the Shares issuable on the exercise of the Public Warrants.

     1. The rights represented by this Underwriter's Warrant shall be exercised at the price, subject to adjustment in accordance with paragraph 8 hereof, and during the periods as follows:

          (a) During the period from the date hereof to _____ 1999 (the "Initial Period") inclusive, the Holder shall have no right to purchase any Securities hereunder.

          (b) Between _____, 1999 and _______, 2004 (the "Expiration Date") inclusive, the Holder shall have the option to purchase Shares hereunder at a price of $____ per Share and to purchase Warrants at a price of $._____ per Warrant subject to adjustment as provided in paragraph 8 hereof.

          (c) After the Expiration Date, the Holder shall have no right to purchase any Securities hereunder.

     2. (a) The rights represented by this Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Securities specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for Shares and/or Public Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Shares and Public Warrants at that time and Public Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Underwriter's Warrant shall have been so exercised.

     3. The Underwriter's Warrant shall not be transferred, sold, assigned, or hypothecated (other than by will or pursuant to the laws of descent and distribution) for a period of one year commencing ________, 1998, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer or director of the Holder or to any member of the selling group and/or the officers/directors or shareholders or partners thereof during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Underwriter's Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Underwriter's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are purchasable hereunder.

     4. The Company covenants and agrees that all shares of Common Stock which may be purchased hereunder or upon exercise of the Underwriter's Warrants and/or Public Warrants will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and the Public Warrants.

     5. The Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

     6. (a)(i) The Company shall advise the Holder or its transferees, whether the Holder holds the Underwriter's Warrant or has exercised the Underwriter's Warrant and holds shares of Common Stock and/or Public Warrants, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (including a Form S-3 related to a Form S-8) and will, for a period of five years beginning one year after the Effective Date, upon the request of the Holder, and subject to subparagraph 6(a)(ii), include in any such post-effective amendment to the Registration Statement or in any new registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, the Common Stock issuable upon the exercise thereof or upon exercise of the Public Warrants and the Public Warrants (collectively, the "Registrable Securities"). The Company shall supply prospectuses and such other document as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Holder designates and do any and all other reasonable acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Underwriter, (other than the fees and disbursements of counsel for the Holder and the underwriting discounts and commission, if any, payable in respect of the Securities) of the Holder or any such holders, and furnish indemnification in the manner provided in paragraph 7 hereof; provided, however, the Company shall not be required to (A) qualify to do business in any state by reason of this Section 6 in which it is not otherwise required to qualify to do business, (B) or register or qualify in any state which will impose material burdens on the Company or its principals, including without limitation, the obligation to pay any corporate taxes. The Holder shall furnish information and indemnification as set forth in paragraph 7 hereof. (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph 6(a)(i). If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Securities from such registration (the "Excluded Registrable Securities"); provided, however, that if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder, the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Underwriter's Securities which were requested to be included in such registration.

          (b) On any one occasion only, any 50.1% Holder (as defined below) may give notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than eight weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice of effectiveness, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. Inclusive of this demand right shall be that the 50.1% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act, inclusive of the right granted by subparagraph 6(a) on one occasion only during the five-year period beginning one year from the Effective Date. The 50.1% Holder may, at its option, request the registration of the Underwriter's Warrant and/or any of the securities underlying the Underwriter's Warrant in a registration statement made by the Company as contemplated by subparagraph 6(a) or in connection with a request made pursuant to this subparagraph 6(b) prior to acquisition of the shares of Common Stock and/or Public Warrants issuable upon exercise of the Underwriter's Warrant. The 50.1% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Underwriter's Warrant, or separately as to the Common Stock and/or Public Warrant issuable upon the exercise of the Underwriter's Warrant, and such registration rights may be exercised by the 50.1% Holder prior to or subsequent to the exercise of this Underwriter's Warrant. Within ten days after receiving any such notice pursuant to this subparagraph 6(b), the Company shall give notice to any other Holder of the Underwriter's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Underwriter's Warrants held by the other Holder, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof. The Company shall provide prospectuses, and such other documents as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate and furnish indemnification in the manner provided in paragraph 7 hereof; provided, however, the Company shall not be required to (A) qualify to do business in any state by reason of this Section 6 in which it is not otherwise required to qualify to do business, (B) or register or qualify in any state which will impose material burdens on the Company or its principals, including without limitation, the obligation to pay any corporate taxes

          (c) The term "50.1 % Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50.1% of the Underwriter's Warrant and/or the Common Stock underlying the Underwriter's Warrant and the Public Warrants and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Underwriter's Warrant and the Public Warrants.

          (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6 the 50.1% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the Company by the 50.1% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50.1% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6.

          (e) Notwithstanding the foregoing, if the Company shall furnish to such 50.1% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 60 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12 month period.

     7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Underwriter's Warrant or any Common Stock issued or issuable upon the exercise of the Underwriter's Warrant or the Public Warrants, or any Public Warrants is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint, or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (e)In order to provide for just equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this
Section 7 makes claim for indemnification pursuant hereto but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction an the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 7, then, and in each such case, the Company and each Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the Prospectus (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contribution party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party
similarly notified.   Any such contributing party shall not be liable to any
party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The provisions contained in this Section 7 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     8.   ADJUSTMENT OF EXERCISE PRICE

          (a) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the lower of (i) the closing bid price of the Common Stock as reported on NASDAQ on the trading date next preceding such sale (the "Market Price"), or (ii) the Share Exercise Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Share Exercise Price for the Common Stock included in this Underwriter's Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Share Exercise Price in effect immediately before such Change of Shares and (b) the sum (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by
(3) the lesser of (x) the Market Price, and (y) the Share Exercise Price, in effect immediately prior to such Change of Shares; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

          (b) For the purposes of any adjustment to be made! in accordance with this Section 8(a) the following provisions shall be applicable:

               (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

               (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

               (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

          (ii) Upon each adjustment of the Exercise Price pursuant to this
Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

          (c) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the lower of (i) the Market Price, or (ii) Share Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Common Stock included in this Underwriter's Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 8(a) hereof, provided that:

               (A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum Exercise Price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the

Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

               (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection
(E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

               (C) If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in subsection
(A) of this section 8(b), or in the price per share or ratio at which the securities referred to in subsection (3) of this Section 8(b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

          (d) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Underwriter's Warrant then outstanding shall have the right thereafter to receive on exercise of such Underwriter's Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (e) Irrespective of any adjustments or changes in the Share Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Underwriter's Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant hereto, continue to express the Share Exercise Price per share and the number of shares purchasable thereunder as the Share Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

          (f) After each adjustment of the Share Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (I) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (g) No adjustment of the Share Exercise Price or the number of shares issuable upon exercise of this Underwriter's Warrant shall be made as a result of or in connection with (A) the issuance or sale of the Underwriter's Warrants or the Securities underlying the Underwriter's Warrants, (B) the issuance or sale of the securities pursuant to the Initial Public Offering, including the securities underlying the Securities, (C) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, including options that may be granted under the Company's 1996 Stock Option Plan or Common Stock issuable on the exercise of such options; or (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.02 for one share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.02 for one share of Common Stock. In addition, any Holder shall not be entitled to cash dividends paid by the Company prior to the exercise of any Underwriter's Warrant held by them.

     9. This Agreement shall be governed by and in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, SILVER STAR FOODS, INC., has caused this Underwriter's Warrant to be signed by its duly authorized officers, and this Underwriter's Warrant to be dated as of the date first above written.



SILVER STAR FOODS, INC.



By:
   ---------------------------------
   Name:  Michael Trotta
   Title: President

                                   PURCHASE FORM

              (To be signed only upon exercise of Underwriter Warrant)

     The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ______ Shares of SILVER STAR FOODS, INC. $0.0001 per share, and/or Redeemable Common Stock Purchase Warrants to purchase one (1) share of Common Stock, and herewith makes payment of $____ therefor (or hereby surrenders and delivers that portion of the Underwriter's Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Underwriter's Warrant)), and requests that the certificates for shares of Common Stock and/or Warrants be issued in the name(s) of, and delivered to whose addressees) is
(are):_________________________________________________

Dated: ____________, 19___

Signature :    _____________________________
               (Print name under signature)
               (Signature must conform in all respects to the name of holder as specified on the face of the Underwriter's Warrant).

__________________________
(Insert Social Security or Other  Identifying Number of Holder)

                                 FORM OF ASSIGNMENT
         (To be executed by the registered holder if such holder desires to transfer the Warrant)

     FOR VALUE RECEIVED hereby sells, assigns and transfers unto (Please print name and address of transferee) this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant on the books SILVER STAR FOODS, Inc. with full power of substitution.


Dated:______________________, 19____

Signature:     ________________________________
               (Print name under signature)
               (Signature must conform in all respects to the name of holder as specified on the face of the Underwriter's Warrant.

__________________________
(Insert Social Security or Other  Identifying Number of Holder)